Exhibit 99.1
Universal Insurance Holdings Reports Fourth Quarter 2019 Results;
Well-Positioned on EPS and ROAE guidance for 2020

•	4Q19 total revenue up 10.6% to $239.4 million; FY19 up 14.0% to $939.4 million

•	4Q19 other states direct premiums written up 23.3%; FY19 other states up 27.6%

•	4Q19 diluted GAAP earnings per share (EPS) of $(1.55), non-GAAP adjusted EPS[1] of $(1.57)

•	FY19 diluted GAAP EPS of $1.36, non-GAAP adjusted EPS[1] of $1.18

•	FY19 return on average equity of 9.2%; Debt-to-equity ratio of 2.0%

•
Full year EPS driven by 4Q19 pre-tax charges, $43.7 million in prior years adverse development, $40.7 million reduction in prior years anticipated subrogation recoveries, $24.7 million in current year strengthening, and $16.7 million in strengthening for current year weather events above plan

•	FY19 returned a record $92.3 million to shareholders through share repurchases and dividends

•	UPCIC filed for a 12.4% overall primary rate increase in Florida

•	Over 75% of reinsurance capacity for June 1st, 2020 renewals already secured

•	Initiating FY20 guidance: GAAP and non-GAAP adjusted EPS[1] of $2.80 - $3.10 (assuming no extraordinary weather events in 2020); ROAE 17% - 20%

[1] Excludes net realized and unrealized gains and losses on investments as well as extraordinary reinstatement premiums and associated commissions (“non-GAAP adjusted EPS”). Reconciliations of GAAP to non-GAAP financial measures are provided in the attached tables.

Fort Lauderdale, Fla., March 2, 2020 – Universal Insurance Holdings (NYSE: UVE) (the “Company”) reported 2019 fourth quarter diluted EPS of $(1.55) on a GAAP basis and $(1.57) non-GAAP adjusted EPS1. Quarterly direct premiums written were up 12.5% from the year-ago quarter to $302.7 million. Book value per share grew to $15.13, an increase of 4.9% with a return on average equity of 9.2% for the year.

“We ended the year with strong top line growth thanks to our effective marketing strategy, agent relations and customer service,” said Stephen J. Donaghy, Chief Executive Officer. “Since taking over as CEO in July of 2019, we have continued to respond to the well-documented current Florida dynamics that have affected all industry participants. In spite of these challenges, we produced an annualized return on average equity of 9.2%. This annual result includes enhanced conservatism across many different fronts, including the run up of claims prior to the effective date of new AOB legislation, the impact of a hardening reinsurance market, and the overall influence of social inflation. We focused on prior and current years along with our subrogation expectation even though 2019 was our highest subrogation receivable in company history. Our financial strength, along with filing for double digit primary rate increases in Florida and our direct to consumer platform, CloveredSM, have positioned us for long-term, sustainable bottom line growth going forward into 2020 and beyond. We believe the diligent work we have put forth, puts us in position to provide FY20 guidance of a GAAP and non-GAAP adjusted EPS range of $2.80 - $3.10 assuming no extraordinary weather events in 2020, and a Return on Average Equity of 17% - 20%.”

Summary Financial Results

($thousands, except per share data)	Fourth Quarter			Full Year
	FY19	FY18	Change	FY19	FY18	Change
(GAAP comparison)
Total revenue	$239,402	$216,373	10.6%	$939,351	$823,816	14.0%
Income (loss) before income taxes	(69,053)	(11,241)	NM	63,517	152,873	(58.5)%
Income (loss) before income taxes margin	(28.8)%	(5.2)%	(23.6) pts	6.8%	18.6%	(11.8) pts
Diluted EPS	(1.55)	(0.19)	NM	1.36	3.27	(58.4)%

Annualized return on average equity (ROE)	NM	NM	NM	9.2%	24.1%	(14.9) pts
Book value per share, end of period	15.13	14.42	4.9%	15.13	14.42	4.9%

(Non-GAAP comparison) [2]
Adjusted Operating Income	(69,687)	3,324	NM	55,833	192,842	(71.0)%
Adjusted EPS	(1.57)	0.12	NM	1.18	4.11	(71.3)%

[2] Reconciliation of GAAP to non-GAAP financial measures are provided in the attached tables. Adjusted operating income excludes net realized and unrealized gains and losses on investments, interest expense, and extraordinary reinstatement premiums and associated commissions. Non-GAAP adjusted EPS excludes net realized and unrealized gains and losses on investments, as well as extraordinary reinstatement premiums and associated commissions.
NM = Not Meaningful

Total revenue grew double digits for both the quarter and the year, driven primarily by higher organic premium volume and retention due to our marketing and customer service efforts, premium pricing flowing through the book, and our investment portfolio performance, partially offset by increased reinsurance costs. Income before income tax was down 58.5% for the year and adjusted operating income was down 71.0% for the year, primarily impacted by a lower benefit from our claims adjusting business as prior years’ catastrophe claims conclude, current year reserve strengthening, and current year weather events above plan. Income before income tax produced a 6.8% margin for the year. GAAP diluted EPS and non-GAAP adjusted EPS results for the quarter and the year benefited from premium growth, investment performance, and commission revenue, offset by the aforementioned items. The Company produced an annualized return on average equity of 9.2% and book value per share growth of 4.9% for the year, despite where the industry sits in the current cycle and the number of factors affecting Florida.

Underwriting

($thousands, except policies in force)
	Fourth Quarter			Full Year
	FY19	FY18	Change	FY19	FY18	Change
Policies in force	888,361	828,653	7.2%	888,361	828,653	7.2%
In-force premium	$1,296,416	$1,193,019	8.7%	$1,296,416	$1,193,019	8.7%

Direct premiums written	302,655	268,934	12.5%	1,292,721	1,190,875	8.6%
Direct premiums earned	321,571	296,948	8.3%	1,233,121	1,121,640	9.9%
Net premiums earned	215,819	204,595	5.5%	842,502	768,382	9.6%

Expense ratio [3]	29.6%	31.7%	(2.1) pts	32.3%	33.4%	(1.1) pts
Loss & LAE ratio	113.3%	79.5%	33.8 pts	71.6%	53.9%	17.7 pts
Combined ratio	142.9%	111.2%	31.7 pts	103.9%	87.3%	16.6 pts

[3] Expense ratio excludes interest expense.

Direct premiums written were up double digits for the quarter, led by the continued impact of rate increases in Florida and other states, as well as strong direct premium growth of 23.3% in Other States (non-Florida). For the year, direct premiums written were up 8.6% led by the rate increases, as well as strong direct premium growth of 27.6% in Other States and a slightly improved policy retention.

On the expense side, the combined ratio increased 31.7 points for the quarter and 16.6 points for the year. The increases were driven primarily by reduced benefits from claim settlement fees as prior years’ catastrophe claims conclude, conservatism on prior years’ anticipated subrogation recoveries, current year reserve strengthening, and weather events above plan, partially offset by an improvement in the expense ratio as set forth below:

•
The expense ratio improved 2.1 points for the quarter driven by a 1.8 point improvement in the other operating expense ratio, further aided by a 30 basis point decrease in the policy acquisition cost ratio. For the year, the expense ratio improved 1.1 points driven by a 1.7 point improvement in the other operating expense ratio, partially offset by a 60 basis point increase in the policy acquisition cost ratio.

•	The net loss and loss adjustment expense ratio increased 33.8 points for the quarter and 17.7 points for the year. Quarterly and full year drivers for 2019 include:

•
Prior year reserve development was primarily made up of a $40.7 million reduction in anticipated subrogation recoveries in the fourth quarter, and $43.7 million of prior accident years adverse development in the fourth quarter resulting in a total of $84.4 million or 39.1 points for the quarter and $88.1 million or 10.4 points for the year.

•
Weather events in excess of plan of $16.7 million or 7.7 points ($9.8 million in 4Q18) for the quarter were directly related to strengthening IBNR for weather events in 2019. For the full year, weather events in excess of plan were $38.7 million or 4.6 points ($14.8 million in FY18).

•
All other losses and loss adjustment expense of $143.4 million or 66.5 points for the quarter and $476.7 million or 56.6 points for the year, were primarily related to diversified growth, $24.7 million in the fourth quarter of incremental reserve strengthening for accident year 2019 as the industry continues to see increased severity in represented claims, and a reduced benefit from our adjusting business as prior years’ catastrophe claims conclude.

Services

($thousands)	Fourth Quarter			Full Year
	FY19	FY18	Change	FY19	FY18	Change
Commission revenue	$7,168	$5,800	23.6%	$26,101	$22,438	16.3%
Policy fees	4,973	4,532	9.7%	21,560	20,275	6.3%
Other revenue	2,603	1,905	36.6%	7,972	7,163	11.3%
Total	14,744	12,237	20.5%	55,633	49,876	11.5%

Total services revenue increased 20.5% for the quarter and 11.5% for the full year. The increase was driven by commission revenue earned on ceded premiums and an increase in policy fees and other revenue related to volume.

Investments

($thousands)	Fourth Quarter			Full Year
	FY19	FY18	Change	FY19	FY18	Change
Net investment income	$7,578	$7,603	(0.3)%	$30,743	$24,816	23.9%
Realized gains (losses)	437	4	NM	(12,715)	(2,089)	NM
Unrealized gains (losses)	824	(8,066)	NM	23,188	(17,169)	NM

NM = Not Meaningful

Net investment income decreased 0.3% for the quarter, but increased 23.9% for the year, primarily due to increased assets under management and an asset mix shift to higher yielding investment grade bonds during 2018 and 2019. These results were partially offset by a lower trend in yields on cash and short term investments during the second half of 2019. Realized losses in 2019 resulted primarily from the sale of equity securities. Unrealized gains were driven by market volatility in equity securities.

Capital Deployment

During the fourth quarter, the Company repurchased approximately 567 thousand shares at an aggregate cost of $16.3 million. For the full year the Company repurchased approximately 2.3 million shares at an aggregate cost of $66.2 million. The Company’s current share repurchase authorization program has $28.3 million remaining as of December 31, 2019 and runs through December 31, 2021.

On February 11th, 2020 the Board of Directors of the Company declared a quarterly cash dividend of 16 cents per share of common stock, payable March 19, 2020, to shareholders of record as of the close of business on March 12, 2020.

Guidance

Universal initiated the following guidance for fiscal 2020:

•	GAAP and Non-GAAP Adjusted EPS in a range of $2.80 - $3.10 (assuming no extraordinary weather events in 2020)

•	Annualized return on average equity in a range of 17% - 20%

Conference Call and Webcast

•	Tuesday, March 3, 2020 at 9:00 a.m. ET

•	U.S. Dial-in Number: (855) 752-6647

•	International: (503) 343-6667

•	Participant code: 4299054

•	Listen to live webcast and view presentation: UniversalInsuranceHoldings.com

•	Replay of the call will be available on the UVE website and by phone at (855) 859-2056 or internationally at (404) 537-3406 using the participant code: 4299054 through March 18, 2020

About Universal Insurance Holdings, Inc.

Universal Insurance Holdings (UVE) is a holding company offering property and casualty insurance and value-added insurance services. We develop, market, and write insurance products for consumers predominantly in the personal residential homeowners lines of business and perform substantially all other insurance-related services for our primary insurance entities, including risk management, claims management and distribution. We sell insurance products through both our appointed independent agents and through our direct online distribution channels in the United States across 18 states (primarily Florida). Learn more at UniversalInsuranceHoldings.com.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the U.S. Securities and Exchange Commission (“SEC”), including adjusted earnings per diluted share, which excludes the impact of the net realized and unrealized gains and losses on investments as well as extraordinary reinstatement premiums and associated commissions. Extraordinary reinstatement premiums are not covered by reinstatement premium protection and attach just below the Florida Hurricane Catastrophe Fund (“FHCF”) reinsurance layer. Adjusted operating income excludes the impact of the net realized and unrealized gains and losses on investments, as well as interest expense and extraordinary reinstatement premiums and associated commissions. A “non-GAAP financial measure” is generally defined as a numerical measure of a company’s historical or future performance that excludes or includes amounts, or is subject to adjustments, so as to be different from the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”). UVE management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. UVE management also believes that these non-GAAP financial measures enhance the ability of investors to analyze UVE’s business trends and to understand UVE’s performance. UVE’s management utilizes these non-GAAP financial measures as guides in long-term planning. Non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, financial measures presented in accordance with GAAP.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “predict,” “project,” “should,” “anticipate,” “will,” “plan,” and similar expressions identify forward-looking statements, which speak only as of the date the statements were made and include, but are not limited to, statements regarding the outlook for the Company’s future business and financial performance. Such statements may also include commentary on plans, products and lines of business, marketing arrangements, reinsurance programs and other business developments and assumptions relating to the foregoing. Such forward-looking statements are based on the current beliefs of our management as well as assumptions made by and information currently available to them, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Future results could differ materially from those described, and the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. For further information regarding risk factors that could affect the Company’s operations and future results, refer to the Company’s reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K.

Media Relations Contact:
Andy Brimmer / Mahmoud Siddig, 212-355-4449
Joele Frank, Wilkinson Brimmer Katcher

Investor Relations Contact:
Rob Luther, 954-595-7272
VP, Corporate Development, Strategy & IR
rluther@universalproperty.com

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands, except per share data)

	December 31,	December 31,
	2019	2018
ASSETS
Invested Assets
Fixed maturities, at fair value	$855,284	$820,438
Equity securities, at fair value	43,717	63,277
Investment real estate, net	15,585	24,439
Total invested assets	914,586	908,154
Cash and cash equivalents	182,109	166,428
Restricted cash and cash equivalents	2,635	2,635
Prepaid reinsurance premiums	175,208	142,750
Reinsurance recoverable	193,236	418,603
Premiums receivable, net	63,883	59,858
Property and equipment, net	41,351	34,991
Deferred policy acquisition costs	91,882	84,686
Goodwill	2,319	2,319
Other assets	52,643	37,966
TOTAL ASSETS	$1,719,852	$1,858,390

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
Unpaid losses and loss adjustment expenses	$267,760	$472,829
Unearned premiums	661,279	601,679
Advance premium	30,975	26,222
Reinsurance payable, net	122,581	93,306
Long-term debt	9,926	11,397
Other liabilities	133,430	151,324
Total liabilities	1,225,951	1,356,757
STOCKHOLDERS' EQUITY:
Cumulative convertible preferred stock ($0.01 par value) [4]	—	—
Common stock ($0.01 par value) [5]	467	465
Treasury shares, at cost - 14,069 and 11,731	(196,585)	(130,399)
Additional paid-in capital	96,036	86,353
Accumulated other comprehensive income (loss), net of taxes	20,364	(8,010)
Retained earnings	573,619	553,224
Total stockholders' equity	493,901	501,633
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,719,852	$1,858,390

Notes:
[4] Cumulative convertible preferred stock ($0.01 par value): Authorized - 1,000 shares; Issued - 10 and 10 shares; Outstanding - 10 and 10 shares; Minimum liquidation preference - $9.99 and $9.99 per share.

[5] Common stock ($0.01 par value): Authorized - 55,000 shares; Issued - 46,707 and 46,514 shares; Outstanding 32,638 and 34,783 shares.

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (LOSS) (UNAUDITED)
(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
REVENUES
Net premiums earned	$215,819	$204,595	$842,502	$768,382
Net investment income	7,578	7,603	30,743	24,816
Net realized gains/(losses) on investments	437	4	(12,715)	(2,089)
Net unrealized gains/(losses) on equity securities	824	(8,066)	23,188	(17,169)
Commission revenue	7,168	5,800	26,101	22,438
Policy fees	4,973	4,532	21,560	20,275
Other revenue	2,603	1,905	7,972	7,163
Total revenues	239,402	216,373	939,351	823,816

EXPENSES
Losses and loss adjustment expenses	244,445	162,740	603,406	414,455
Policy acquisition costs	44,667	42,994	177,530	157,327
Other operating expenses	19,298	21,792	94,650	98,815
Interest expense	45	88	248	346
Total expenses	308,455	227,614	875,834	670,943

Income (loss) before income tax expense	(69,053)	(11,241)	63,517	152,873
Income tax expense (benefit)	(17,980)	(4,773)	17,003	35,822
NET INCOME (LOSS)	$(51,073)	$(6,468)	$46,514	$117,051

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
SHARE AND PER SHARE INFORMATION
(in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
Weighted average common shares outstanding - basic	32,889	34,814	33,893	34,856
Weighted average common shares outstanding - diluted	32,889	34,814	34,233	35,786
Shares outstanding, end of period	32,638	34,783	32,638	34,783
Basic earnings (loss) per common share	$(1.55)	$(0.19)	$1.37	$3.36
Diluted earnings (loss) per common share	$(1.55)	$(0.19)	$1.36	$3.27
Cash dividend declared per common share	$0.29	$0.29	$0.77	$0.73
Book value per share, end of period	$15.13	$14.42	$15.13	$14.42
Annualized return on average equity (ROE)	NM	NM	9.2%	24.1%
NM = Not Meaningful

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
SUPPLEMENTARY INFORMATION
(in thousands, except for Policies In-Force data)

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
	2019		2018		2019		2018
Premiums
Direct premiums written - Florida	$246,927		$223,751		$1,066,112		$1,013,290
Direct premiums written - Other States	55,728		45,183		226,609		177,585
Direct premiums written - Total	$302,655		$268,934		$1,292,721		$1,190,875
Direct premiums earned	$321,571		$296,948		$1,233,121		$1,121,640
Net premiums earned	$215,819		$204,595		$842,502		$768,382

Underwriting Ratios - Net
Loss and loss adjustment expense ratio	113.3%		79.5%		71.6%		53.9%
Policy acquisition cost ratio	20.7%		21.0%		21.1%		20.5%
Other operating expense ratio[6]	8.9%		10.7%		11.2%		12.9%
General and administrative expense ratio[6]	29.6%		31.7%		32.3%		33.4%
Combined ratio	142.9%		111.2%		103.9%		87.3%

Other Items
(Favorable)/Unfavorable prior year reserve development	$84,365		$97,295		$88,068		$99,522
Points on the loss and loss adjustment expense ratio	39.1	pts	47.6	pts	10.4	pts	13.0	pts
[6] Expense ratio excludes interest expense.

	As of
	December 31,
	2019	2018
Policies in force
Florida	662,343	637,926
Other States	226,018	190,727
Total	888,361	828,653

In-force premium
Florida	$1,070,034	$1,015,666
Other States	226,382	177,353
Total	1,296,416	1,193,019

Total Insured Value
Florida	$164,654,848	$156,118,955
Other States	91,401,560	72,588,067
Total	256,056,408	228,707,022

UNIVERSAL INSURANCE HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in thousands, except for per share data)

	Fourth Quarter		Full Year
	FY19	FY18	FY19	FY18
Income (Loss) Before Income Taxes	$(69,053)	(11,241)	63,517	152,873
Adjustments:
Reinstatement premium, net of commissions [7]	582	6,415	2,541	20,365
Net unrealized (gains)/losses on equity securities	(824)	8,066	(23,188)	17,169
Net realized (gains)/losses on investments	(437)	(4)	12,715	2,089
Interest Expense	45	88	248	346
Total Adjustments	(634)	14,565	(7,684)	39,969
Non-GAAP Adjusted Operating Income[8]	(69,687)	3,324	55,833	192,842

GAAP Diluted EPS	$(1.55)	$(0.19)	$1.36	$3.27
Adjustments:
Reinstatement premium, net of commissions [7]	0.02	0.18	0.07	0.57
Net unrealized (gains)/losses on equity securities	(0.03)	0.23	(0.68)	0.48
Net realized (gains)/losses on investments	(0.01)	—	0.37	0.06
Total Pre-Tax Adjustments	(0.02)	0.41	(0.24)	1.11
Income Tax on Above Adjustments	—	(0.10)	0.06	(0.27)
Total Adjustments	(0.02)	0.31	(0.18)	0.84
Non-GAAP Adjusted EPS[8]	$(1.57)	$0.12	$1.18	$4.11
[7] Includes reinstatement premiums not covered by reinstatement premium protection and related commissions.
[8] Adjusted operating income excludes net realized and unrealized gains and losses on investments, interest expense, and extraordinary reinstatement premiums and associated commissions. Non-GAAP adjusted EPS excludes net realized and unrealized gains and losses on investments, as well as extraordinary reinstatement premiums and associated commissions.